Item 77E
LEGAL PROCEEDINGS
Since October 2003
Federated and related
entities collectively
Federated and various
Federated funds Funds
have been named as
defendants in several
class action lawsuits
now pending in the
 United States District
 Court for the District
 of Maryland The lawsuits
were purportedly filed
 on behalf of people
 who purchased owned
andor redeemed shares
 of Federatedsponsored
 mutual funds during
specified periods
beginning November 1 1998
The suits are generally
similar in alleging that
 Federated engaged in
illegal and improper
trading practices
including market timing
and late trading in
concert with certain
institutional traders
which allegedly caused
 financial
injury to the mutual
fund shareholders These
lawsuits began to be
filed shortly after
Federateds first public
 announcement that it
 had
received requests for
information on shareholder
 trading activities in
the Funds from the SEC
the Office of the New York
 State
Attorney General NYAG and
other authorities In that
regard on November 28 2005
 Federated announced that
 it had reached final
settlements with the SEC
and the NYAG with respect
 to those matters
 Specifically the SEC
and NYAG settled proceedings
 against
three Federated subsidiaries
 involving undisclosed
market timing arrangements
 and late trading The
SEC made findings that
Federated
Investment Management
Company FIMC an SECregistered
 investment adviser to various
 Funds and Federated Securities
 Corp an
SECregistered brokerdealer
and distributor for the Funds
 violated provisions of the
 Investment Advisers Act and
 Investment Company Act
by approving but not disclosing
 three market timing arrangements
 or the associated conflict of
interest between FIMC and the
 funds
involved in the arrangements
 either to other fund
shareholders or to the funds
board and that Federated
Shareholder Services
Company formerly an SECregistered
transfer agent failed to prevent
a customer and a Federated
employee from late trading
in violation
of provisions of the Investment
 Company Act The NYAG found
 that such conduct violated
provisions of New York State
 law Federated
entered into the settlements
 without admitting or denying
the regulators findings As
 Federated previously reported
in 2004 it has already
paid approximately 80 million
to certain funds as determined
by an independent consultant
 As part of these settlements
 Federated
agreed to pay disgorgement
and a civil money penalty in
the aggregate amount of an
additional 72 million and
among other things
agreed that it would not
serve as investment adviser
to any registered investment
 company unless i at least
75 of the funds directors
are independent of Federated
 ii the chairman of each
such fund is independent of
 Federated iii no action
may be taken by the funds
board or any committee thereof
 unless approved by a majority
of the independent trustees of
 the fund or committee respectively
 and
iv the fund appoints a senior
officer who reports to the
independent trustees and is
responsible for monitoring
compliance by the fund
with applicable laws and
fiduciary duties and for
managing the process by
which management fees charged
 to a fund are approved
The settlements are described
 in Federateds announcement
 which along with previous
press releases and related
communications on
those matters is available
 in the About Us section
 of Federateds website at
FederatedInvestorscom
Federated entities have
also been named as defendants
 in several additional
lawsuits that are now pending
 in the United States
District Court for the
Western District of
Pennsylvania alleging among
other things excessive
advisory and Rule 12b1 fees
The Board of the Funds
retained the law firm of
Dickstein Shapiro LLP to
represent the Funds in
each of the lawsuits described
in
the preceding two paragraphs
 Federated and the Funds and
their respective counsel
have been defending this
litigation and none of
the Funds remains a defendant
 in any of the lawsuits
though some could potentially
 receive any recoveries as
 nominal defendants
Additional lawsuits based
 upon similar allegations
may be filed in the future
The potential impact of
these lawsuits all of which
seek
unquantified damages attorneys
 fees and expenses and future
 potential similar suits is
uncertain Although we do
not believe that these
lawsuits will have a material
 adverse effect on the Funds
 there can be no assurance
that these suits ongoing
adverse publicity andor
other developments resulting
 from the regulatory
investigations will not
result in increased Fund
redemptions reduced sales
of Fund
shares or other adverse
consequences for the Funds